                                                                     EXHIBIT 1.1

                        DOWNEY FINANCIAL CAPITAL TRUST I

                             UNDERWRITING AGREEMENT

                            [ ]% CAPITAL SECURITIES


                                                                       [ ], 1999

Downey Financial Corp.
3501 Jamboree Road
Newport Beach, California  92660

Ladies and Gentlemen:

     We (the "Representatives") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters"), and we understand that Downey Financial Capital Trust I (the "Trust"), a statutory business trust created under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (S)(S) 3801 et seq.) (the "Delaware Act"), proposes to issue and sell to the several Underwriters [ ],000,000 of its [ ]% Capital Securities (liquidation amount of $25 per capital security) (the "Capital Securities").

     It is understood that, contemporaneously with the closing of the sale of the Capital Securities to the Underwriters contemplated hereby, (i) Daniel D. Rosenthal, Thomas E. Prince and Paul G. Woolla (the "Administrative Trustees"), Wilmington Trust Company, as property trustee (the "Property Trustee"), and Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee" and, together with the Regular Trustees and the Property Trustee, the "Issuer Trustees"), and Downey Financial Corp., a Delaware corporation (the "Company"), shall enter into an Amended and Restated Declaration of Trust (the "Declaration of Trust") to be dated as of [ ], 1999, in substantially the form attached as
Exhibit 4.4 to the Registration Statement, pursuant to which the Trust shall (x) issue and sell the Capital Securities to the Underwriters and (y) issue and sell to the Company [ ] of its [ ]% Common Securities (the "Common Securities" and, together with the Capital Securities the "Trust Securities"), in each case with such rights and obligations as shall be set forth in such Declaration of Trust,
(ii) the Company and Wilmington Trust Company, as trustee (the "Indenture Trustee"), shall enter into an indenture to be dated as of [ ], 1999 (the "Indenture"), in substantially the form attached as Exhibit 4.1 to the Registration Statement, providing for the issuance of $[ ] aggregate principal amount of the Company's [ ]% Junior Subordinated Deferrable Interest Debentures due 2029 (the "Debentures"), (iii) the

Company shall sell such Debentures to the Trust and the Trust shall purchase such Debentures with the proceeds of the sale of the Capital Securities to the Underwriters and the proceeds of the sale of the Common Securities to the Company, (iv) the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), shall enter into a Guarantee Agreement to be dated as of [ ], 1999 (the "Capital Securities Guarantee Agreement, in substantially the form attached as Exhibit 4.6 to the Registration Statement, for the benefit of holders from time to time of the Capital Securities, and (v) the Company shall enter into a Common Securities Guarantee Agreement to be dated as of [ ], 1999 (the "Common Securities Guarantee Agreement" and, together with the Capital Securities Guarantee Agreement, the "Guarantee Agreements") for the benefit of holders from time to time of the Common Securities. The Common Securities will be sold to the Company pursuant to a Common Securities Subscription Agreement (the "Subscription Agreement") [to be] dated as of [ ], 1999 between the Company and the Trust, and the Debentures will be sold to the Trust pursuant to a Debenture Subscription Agreement (the "Debenture Subscription Agreement") to be dated as of [ ], 1999 between the Company and the Trust. The Capital Securities will be guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation, redemption and otherwise (the "Capital Securities Guarantee"), pursuant to the Capital Securities Guarantee Agreement and will be entitled to the benefit of certain back-up undertakings described in the Prospectus with respect to the Company 's agreement to pay expenses of the Trust. The Common Securities will be guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and, together with the Capital Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement.

     On the basis of the representations and warranties, and subject to the terms and conditions, set forth and incorporated by reference herein, the Trust hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the respective number of Capital Securities set forth opposite their names below, at a purchase price of $25 per Capital Security (the "Purchase Price").

                Underwriter                              Number of
                                                  Firm Capital Securities
                                                      To Be Purchased
Morgan Stanley & Co. Incorporated                            [ ]
[ ]                                                          [ ]
[ ]                                                          [ ]
[ ]                                                          [ ]
                                                         -------
                Total                                        [ ]
                                                         =======

     The Underwriters will pay for the Capital Securities in Federal or other funds immediately available in New York City against delivery thereof for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Capital Securities to the Underwriters duly paid by the Company, at the offices of Brown & Wood LLP, 555 California Street, 50th Floor, San Francisco, California 94104 at 10:00 a.m. (New York City time) on [ ], 1999, or at such other time on the same or such other date, not later than [ ], 1999, as shall be designated in writing by the Representatives. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date".

     In view of the fact that the proceeds from the sale of the Capital Securities will be invested by the Trust in the Debentures, the Company hereby agrees to pay the several Underwriters as compensation (the "Underwriters' Compensation") for their arranging for the investment therein of such proceeds $ [ ] per Capital Security purchased by the Underwriters on the Closing Date. The Company agrees to pay the Underwriters' Compensation by wire transfer of Federal or other funds immediately available in New York City to Morgan Stanley & Co. Incorporated on the Closing Date, such payment to be made contemporaneously with the payment of the Purchase
Price by the several Underwriters.

     The Capital Securities and the Debentures shall have the terms set forth in the Prospectus, including the following:

Price to Public:                            $25 per Capital Security, plus accrued
                                            distributions, if any, from [ ], 1999

Selling Concession:                         $.[ ] per Capital Security

Reallowance:                                $.[ ] per Capital Security

Form:                                       Book-entry

Maturity Date of Debentures:                [ ], 2029, subject to shortening of the maturity date
                                            under certain circumstances as described in the
                                            Prospectus to a date no earlier than [ ], 2004

Liquidation Amount:                         $25 per Capital Security, plus accrued and unpaid
                                            distributions

Distributions:                              [ ]% per annum

Distribution Payment Dates:                 March 15, June 15, September 15 and December 15 of
                                            each year, commencing September 15, 1999

Redemption of Debentures:                   The Debentures will be redeemable prior to maturity
                                            at the option of the Company (i) on or after [ ], 2004
                                            in whole at any time or in part from time to time and
                                            (ii) prior to [ ], 2004 in whole (but not in part) at any
                                            time within 90 days following the occurrence and
                                            continuation of a Tax Event, an Investment Company
                                            Event or a Capital Treatment Event (as such terms are
                                            defined in the Prospectus), in each case at a redemption
                                            price equal to 100% of the principal amount to be
                                            redeemed plus accrued and unpaid interest to the
                                            redemption date

     Capitalized terms used above and not defined herein shall have the meanings set forth in the Standard Provisions (as defined below).

     Except as set forth below, all provisions contained in the document dated
[ ], 1999 entitled "Downey Financial Capital Trust I Underwriting Agreement Standard Provisions" (the "Standard Provisions"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein, except that if any term defined in the Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

                            [SIGNATURE PAGE FOLLOWS]

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED
                              [ ]
                              [ ]
                              [ ]

                              Acting severally on behalf of themselves and the several Underwriters named herein.

                              By:  Morgan Stanley & Co. Incorporated

                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

Accepted:

DOWNEY FINANCIAL CORP.

By:
   -------------------------------------
   Name:
   Title:

DOWNEY FINANCIAL CAPITAL TRUST I

By:
   -------------------------------------
   Name:
   Title:  Trustee

By:
   -------------------------------------
   Name:
   Title:  Trustee

                        DOWNEY FINANCIAL CAPITAL TRUST I

                   UNDERWRITING AGREEMENT STANDARD PROVISIONS

                                  [  ], 1999

     Downey Financial Corp., a Delaware corporation (the "Company"), may, together with Downey Financial Capital Trust I (the "Trust"), a statutory business trust created under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (S)(S) 3801 et seq.) (the "Delaware Act"), enter into an underwriting agreement that provides for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in such underwriting agreement (the "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this "Agreement", and any reference to the date of this Agreement shall mean the date of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

     If the Trust issues Capital Securities, it will use the proceeds from the sale of the Capital Securities and the sale of its Common Securities to purchase from the Company an aggregate principal amount of its Debentures equal to the aggregate liquidation amount of such Capital Securities and Common Securities. The Company will be the holder of one hundred percent of the Common Securities of the Trust.

     The Trust has been created under Delaware law pursuant to the filing of a Certificate of Trust (the "Certificate of Trust") with the Secretary of State of the State of Delaware. As used in this Agreement, the term "Operative Instruments" means Certificate of Trust, the Declaration of Trust, the Indenture, the Guarantee Agreements, this Agreement, the Subscription Agreement, the Debenture Subcription Agreement, the Capital Securities, the Common Securities and the Debentures.

     The Company and the Trust (collectively, the "Offerors" and, individually, an "Offeror") have filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-[ ]), including a prospectus, relating to the Capital Securities, the Debentures and the Capital Securities Guarantee (collectively, the "Offered Securities"). The registration statement as amended at the time it became effective and any post-effective amendment to such registration statement at the time it becomes effective, including the information (if any) deemed to be part of the registration statement and any post-effective amendment to such registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Capital Securities is hereinafter referred to as the "Prospectus". The term "preliminary prospectus" means a preliminary prospectus relating to the Offered Securities. As used herein, the terms "Prospectus" and "preliminary prospectus" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the effective date of the Registration Statement by the Company or the Trust with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Offerors have filed or file an abbreviated registration statement to register additional Offered Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference in this Agreement to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1.  Representations and Warranties.  The Offerors, jointly and severally,
         ------------------------------
represent and warrant to and agree with each of the Underwriters that:

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Trust, threatened by the Commission. The Offerors meet the requirements for the use of Form S-3 under the Securities Act.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information concerning any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) to those parts of the Registration Statement that constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Property Trustee, the Indenture Trustee or the Guarantee Trustee.

     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company has the corporate power and authority to enter into the Operative Instruments to which it is party and to perform and comply with its obligations thereunder.

     (d) The Trust has been duly organized and is validly existing as a business trust in good standing under the laws of the State of Delaware, Downey Savings and Loan Association F.A., a federally chartered savings association (the "Association"), has been duly organized and is validly existing as a federal savings association in good standing under the laws of the United States of America, and each other subsidiary of the Company has been duly organized and is validly existing as a corporation [expand if there are any non-corporate subsidiaries] in good standing under the laws of the jurisdiction of its incorporation; each subsidiary of the Company has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the issued and outstanding shares of capital stock of each subsidiary of the Company (other than the Trust, whose securities are covered by representations set forth elsewhere in this Agreement) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims. For purposes of this Agreement, all references to any "subsidiary" or "subsidiaries" of the Company shall include, without limitation, the Trust and the Association.

     (e) The Company is duly registered as a savings and loan holding company under Section 10 of the Home Owners' Loan Act of 1933, as amended ("HOLA").

     (f) All shares of the issued and outstanding capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

     (g) The Association is a federally chartered savings association duly organized in stock form and a member in good standing of the Federal Home Loan Bank of San Francisco (the "FHLBSF") and the deposit accounts of the Association are insured by the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent provided by the Federal Deposit Insurance Act, as amended (the "FDIA"), and the rules and regulations of the FDIC thereunder.

     (h) The Trust has the power and authority to enter into each of the Operative Instruments to which it is a party and to perform and comply with its obligations thereunder and under the Declaration of Trust; the Trust is not a party to or otherwise bound by any agreement or instrument other than those described in the Registration Statement; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; the Trust has not conducted and will not conduct any business other than as permitted by the Declaration of Trust; the Trust is not required to qualify to do business as a foreign entity in any jurisdiction; the Offerors will treat the Debentures as indebtedness of the Company for United States federal income tax purposes; and, from and after the Closing Date, the Trust will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles and the Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

     (i) This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

     (j) The Indenture has been duly qualified under the Trust Indenture Act; the Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (k) The Debentures have been duly authorized by the Company and, on the Closing Date, the Debentures will have been duly executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust in accordance with the terms of the Debenture Purchase Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (l) The Capital Securities Guarantee Agreement has been qualified under the Trust Indenture Act; each of the Guarantee Agreements has been duly authorized by the Company and, on the Closing Date will have been duly executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (m) The Declaration of Trust has been qualified under the Trust Indenture Act; the Declaration of Trust has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and the Regular Trustees and will be a valid and binding obligation of the Company and the Regular Trustees, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (n) The Capital Securities have been duly authorized by the Declaration of Trust and, on the Closing Date, the Capital Securities will have been duly executed by the Trust and, when authenticated in accordance with the provisions of the Declaration of Trust and delivered to and paid for by the Underwriters in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration of Trust, and the issuance of the Capital Securities is not and will not be subject to any preemptive or similar rights; and holders of the Capital Securities will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (the "DGCL").

     (o) The Common Securities have been duly authorized by the Declaration of Trust and, on the Closing Date, the Common Securities will have been duly executed by the Trust and, when delivered to and paid for by the Company in accordance with the terms of the Subscription Agreement, will be validly issued and, except as otherwise provided in Section [10.1] of the Declaration of Trust, fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and the issuance of the Common Securities is not and will not be subject to any preemptive rights or similar rights; and all of the issued and outstanding Common Securities will be directly owned by the Company, free and clear of all liens, encumbrances, equities or claims, except for restrictions on transfer set forth in the Declaration of Trust.

     (p) The Subscription Agreement and the Debenture Purchase Agreement have been duly authorized by the Trust and the Company and, on the Closing Date, will have been duly executed and delivered by the Trust and the Company and will constitute valid and binding agreements of the Trust and the Company, enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (q) The Company's obligations under the Guarantees will be subordinate and junior in right of payment to all liabilities of the Company [and will be pari passu with the most senior preferred stock hereafter issued by the Company] and any guarantee hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company.

     (r) The Debentures are and will be subordinate and junior in right of payment to all Senior and Subordinated Debt (as defined in the Indenture) of the Company to the extent provided in the Indenture.

     (s) The Declaration of Trust, the Trust Securities, the Indenture, the Debentures, the Guarantee Agreements and the Guarantees conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

     (t) The execution and delivery by each Offeror of, and the performance by each Offeror of its obligations under, the Operative Instruments to which such Offeror is a party and, in the case of the Trust, the performance of its obligations under the Declaration of Trust do not and will not contravene any provision of applicable law, the Declaration of Trust or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any Offeror of its obligations under any Operative Instrument to which such Offeror is a party or, in the case of the Trust, for the performance of its obligations under the Declaration of Trust, except such as (i) have been obtained or (ii) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities by the Underwriters.

     (u) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or of the Trust, in each case from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of the Underwriting Agreement).

     (v) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Trust, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus or any of the documents incorporated or deemed to be incorporated by reference therein that are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or any of the documents incorporated or deemed to be incorporated by reference therein or to be filed or incorporated by reference as exhibits to the Registration Statement or any of the documents incorporated or deemed to be incorporated by reference therein that are not described, filed or incorporated as required. There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Trust, threatened to which the Trust is a party or to which any of the properties of the Trust is subject.

     (w) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (x) Neither of the Offerors is or, after giving effect to the issuance and sale of the Capital Securities and the Common Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

     (y) The Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (z) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (aa) The Company and each of its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

     (bb) There are no contracts, agreements or understandings between either of the Offerors, on the one hand, and any other person, on the other hand, granting such person the right to require either of the Offerors to file a registration statement under the Securities Act with respect to any securities of either of the Offerors or to require either of the Offerors to include such securities with the Offered Securities registered pursuant to the Registration Statement.

     (cc) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the "Year 2000 Problem" (that is, any significant risk that the Company's computer hardware or software applications and those of its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or times periods occurring prior to January 1, 2000); as a result of such review, the Company has no reason to believe, and does not believe, that
(i) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or the Prospectus which have not been accurately described in the Registration Statement or the Prospectus and (ii) the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and it subsidiaries, taken as a whole.

     (dd) Each of the Administrative Trustees is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration of Trust, the Capital Securities, the Common Securities and each other Operative Instruments to which the Trust is a party.

     (ee) The total assets of the subsidiaries of the Company and the Association, in each case excluding any of their respective subsidiaries other than the Association, determined on a consolidated basis, are equal to at least [ ]% of the total consolidated assets of the Company; for the three months ended March 31, 1999, the total revenues of the Company and the Association, in each case excluding any of their respective subsidiaries other than the Association, determined on a consolidated basis, were equal to at least [ ]% of the total consolidated revenues of the Company for such period. The total assets of the subsidiaries of the Company listed on Exhibit E hereto (the "Subject Subsidiaries"), the Company and the Association, in each case excluding any of their respective subsidiaries other than the Subject Subsidiaries and the Association, determined on a consolidated basis, are equal to at least [ ]% of the total consolidated assets of the Company; for the three months ended March 31, 1999, the total revenues of the Subject Subsidiaries, the Company and the Association, in each case excluding any of their respective subsidiaries other than the Subject Subsidiaries and the Association, determined on a consolidated basis, were equal to at least [ ]% of the total consolidated revenues of the Company for such period. Exhibit E accurately sets forth the current jurisdiction of incorporation of each Subject Subsidiary.

     2.  Public Offering.  The Trust and the Company are advised by the
         ---------------
Representatives that the Underwriters propose to make a public offering of their respective portions of the Capital Securities as soon after this Agreement has been entered into as in the Representatives' judgment is advisable. The terms of the public offering of the Capital Securities are set forth in the Underwriting Agreement.

     3.  Purchase and Delivery.  Except as otherwise provided in this Section 3,
         ---------------------
payment for the Capital Securities shall be made to the Trust, in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Representatives for the respective accounts of the several Underwriters of the Capital Securities registered in such names and in such denominations or amounts, as the case may be, as the Representatives shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Capital Securities to the Underwriters duly paid by the Company.

     4.  Conditions to Underwriters' Obligations.  The several obligations of
         ---------------------------------------
the Underwriters hereunder are subject to the following conditions:

     (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

            (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Capital Securities or any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

            (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or of the Trust, in each case from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Underwriting Agreement) that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Capital Securities on the terms and in the manner contemplated in the Prospectus; and

     (b) the Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and by two Administrative Trustees of the Trust,

            (i) to the effect set forth in Section 4(a)(i) hereof; and

            (ii) to the effect that the representations and warranties of the Company and the Trust contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Trust has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

     The officer and Regular Trustees signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

     (c) The Representatives shall have received on the Closing Date an opinion of Manatt, Phelps & Phillips, LLP, counsel to the Company and the Trust, dated the Closing Date, to the effect set forth in Exhibit A.

     (d) The Representatives shall have received on the Closing Date an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, dated the Closing Date, to the effect set forth in Exhibit B.

     (e) The Underwriters shall have received on the Closing Date an opinion of Donald E. Royer, Esq., Executive Vice President and General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit C.

     (f) The Representatives shall have received on the Closing Date an opinion of Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Indenture, the Debentures and the Capital Securities Guarantee and such other matters as the Underwriters may reasonably request.

     (g) The Representatives shall have received on the Closing Date an opinion of [ ], counsel for the Property Trustee, Delaware Trustee, Indenture Trustee and Guarantee Trustee, dated the Closing Date, to the effect set forth in Exhibit D.

     The opinions described in Sections 4(c), 4(d) and 4(e) hereof shall be rendered to the Underwriters at the request of the Company and the Trust and shall so state therein. The opinion described in Section 4(g) hereof shall be rendered to the Underwriters at the request of the Property Trustee, Delaware Trustee, Indenture Trustee and Guarantee Trustee and shall so state therein.

     (h) The Representatives shall have received on the date of this Agreement and on the Closing Date a letter, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to the Representatives, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date of this Agreement.

     (i) The Capital Securities shall have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

     5.  Covenants of the Company and the Trust.  In further consideration of
         --------------------------------------
the agreements of the Underwriters contained herein, the Offerors, jointly and severally, covenant with each Underwriter as follows:

     (a) To furnish the Representatives, without charge, 5 signed copies of the Registration Statement (including exhibits and, upon request, documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but, upon request, including documents incorporated therein by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of the Underwriting Agreement and during the period mentioned in Section 5(c) hereof, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

     (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file or use any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

     (c) If, during such period after the first date of the public offering of the Capital Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the Company's own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company and the Trust) to which Capital Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

     (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as the Representatives shall reasonably request.

     (e) To make generally available to the security holders of the Company and the Trust and to the Representatives as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of the Underwriting Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

     (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the date which is 30 days after the date of the Underwriting Agreement, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any debt securities or preferred stock of the Company or any securities of the Trust or any similar trust or other entity affiliated with the Company, or any securities convertible into or exchangeable or exercisable for any debt securities or preferred stock of the Company or any securities of the Trust or any similar trust or other entity affiliated with the Company or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any preferred stock or debt securities of the Company or any securities of the Trust or any similar trust or other entity affiliated with the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities of the Company, the Trust or any similar trust or other entity, any other securities, in cash or otherwise, in each case, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters; provided that the restrictions set forth in this paragraph shall not apply to the issuance of Capital Securities to the Underwriters, the issuance of Common Securities to the Company or the issuance of Debentures to the Trust.

     (g) Whether or not any sale of Offered Securities is consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Trust under this Agreement, including:
(i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance, transfer and delivery of the Offered Securities and the Common Securities, including any transfer or other taxes payable thereon, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trust's counsel, (iv) the qualification of the Offered Securities under securities or Blue Sky laws in accordance with the provisions of Section 5(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the printing or producing and delivery of any Blue Sky or Legal Investment memoranda, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Securities by the National Association of Securities Dealers, Inc., (vi) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vii) any fees charged by rating agencies for the rating of the Offered Securities, (viii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Offered Securities and all costs and expenses, if any, incident to listing the Offered Securities on the New York Stock Exchange, (ix) the costs and expenses of the Offerors relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, trustees and officers of the Offerors and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) all fees and expenses of the Property Trustee, the Delaware Trustee, the Guarantee Trustee and the Indenture Trustee, including fees and disbursements of their respective counsel, and (xi) all other costs and expenses incident to the performance of the obligations of the Offerors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section,
Section 6 entitled "Indemnity and Contribution", and the last paragraph of
Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Capital Securities by them and any advertising expenses connected with any offers they may make.

     6.  Indemnity and Contribution.
         --------------------------

     (a) The Company and the Trust, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or the Trust shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, the Trustees of the Trust, the Company, the Company's directors, the Company's officers who sign the Registration Statement and each person, if any, who controls the Trust or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Trust to such Underwriter, but only with reference to information relating to such

Underwriter furnished to the Company by such Underwriter in writing through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 6(b), and by the Company, in the case of parties indemnified pursuant to Section 6(a). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the

Trust on the one hand and the Underwriters on the other hand from the offering of the Capital Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company and the Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Capital Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Capital Securities (before deducting expenses) received by the Company and the Trust and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Capital Securities. The relative fault of the Company and the Trust on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective amounts of Capital Securities purchased by each of such Underwriters and not joint. The obligations of the Company and the Trust to contribute pursuant to this Section 6 are joint and several.

     (e) The Company, the Trust and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Trust and the Company set forth in this Agreement will remain operative and in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company or by or on behalf of the Trust, the Trustees or any person controlling the Trust and (iii) acceptance of and payment for any of the Offered Securities.

     7.  Termination.  This Agreement shall be subject to termination by notice
         -----------
given by the Representatives to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company or the Trust shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

     8.  Defaulting Underwriters.  If, on the Closing Date, any one or more of
         -----------------------
the Underwriters shall fail or refuse to purchase Capital Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Capital Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Capital Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Capital Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate number of Capital Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Capital Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Capital
                       --------
Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of Capital Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Capital Securities and the aggregate number of Capital Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Capital Securities to be purchased, and arrangements satisfactory to us and the Company for the purchase of such Capital Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Trust or the Company. In any such case that does not result in termination, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Trust shall be unable to perform their respective obligations under this Agreement, the Company and the Trust jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Securities, but the Company and the Trust shall then be under no further liability to any Underwriter except as provided in Sections 5(g) and 6 hereof.

     9.  Counterparts.  This Agreement may be signed in any number of
         ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     10.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the internal laws of the State of New York.

     11.  Headings.  The headings of the sections of this Agreement have been
          --------
inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                                       EXHIBIT A



                    Opinion of Manatt, Phelps & Phillips LLP
                    ----------------------------------------

        (a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company has the corporate power and authority to enter into the Operative Instruments to which it is a party and to perform and comply with its obligations thereunder;

        (b) the Trust has been duly organized and is validly existing as a business trust in good standing under the laws of the State of Delaware and has the power and authority to own its property and to conduct its business as described in the Prospectus;

        (c) the Association has been duly organized and is validly existing as a federal savings association in good standing under the laws of the United States of America and has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the issued and outstanding shares of capital stock of the Association have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record, directly or indirectly, by the Company, free and clear, to the best of our knowledge, of all liens, encumbrances, equities or claims. For purposes of this opinion, all references to any "subsidiary" or "subsidiaries" of the Company shall include, without limitation, the Trust and the Association;

        (d) The Company is duly registered as a savings and loan holding company under Section 10 of the HOLA;

        (e) all shares of issued and outstanding capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

        (f) the Association is a federally chartered savings association duly organized in stock form and is a member in good standing of the FHLBSF and the deposit accounts of the Association are insured by the SAIF to the fullest extent provided by the FDIA and the rules and regulations of the FDIC thereunder;

        (g) the Trust has the power and authority to enter into each of the Operative Instruments to which it is a party and to perform and comply with its obligations thereunder and under the Declaration of Trust;

        (h) the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; the Trust is not required to qualify to do business as a foreign entity in any jurisdiction; and the Debentures are and will be classified for United States federal income tax purposes as indebtedness of the Company;

        (i) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Trust;

        (j) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

        (k) the Debentures have been duly authorized by the Company; the Debentures being issued on the date of this opinion have been duly executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust in accordance with the provisions of the Debenture Subscription Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

        (l) the Capital Securities Guarantee Agreement has been duly qualified under the Trust Indenture Act; each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

        (m) the Declaration of Trust has been duly qualified under the Trust Indenture Act; the Declaration of Trust has been duly authorized by the Company and has been duly executed and delivered by the Company and the Regular Trustees and is a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

        (n) the Capital Securities have been duly authorized by the Declaration of Trust; the Capital Securities have been duly executed by the Trust and, when authenticated in accordance with the provisions of the Declaration of Trust and delivered to and paid for by the Underwriters in accordance with the provisions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration of Trust, and the issuance of the Capital Securities is not subject to any preemptive or similar rights; and holders of the Capital Securities will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the DGCL;

        (o) the Common Securities have been duly authorized by the Declaration of Trust; the Common Securities have been duly executed by the Trust and, when delivered to and paid for by the Company in accordance with the terms of the Subscription Agreement, will be validly issued and, except as otherwise provided in Section [10.1] of the Declaration of Trust, fully paid and non-assessable undivided beneficial ownership interests in the assets of the Trust, and the issuance of the Common Securities is not subject to any preemptive or similar rights;

        (p) after giving effect to the issuance of the Common Securities, all of the issued and outstanding Common Securities will be owned of record by the Company, free and clear, to the best of our knowledge, of all liens, encumbrances, equities or claims, except for restrictions on transfer set forth in the Declaration of Trust;

        (q) the Subscription Agreement and the Debenture Subscription Agreement have been duly authorized, executed and delivered by the Company and the Trust and are valid and binding agreements of the Company and the Trust, enforceable against the Company and the Trust in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

        (r) the execution and delivery by each Offeror of, and the performance by each Offeror of its obligations under, the Operative Instruments to which such Offeror is a party and, in the case of the Trust, the performance of its obligations under the Declaration of Trust do not and will not contravene any provision of applicable law, the Declaration of Trust or the articles of incorporation or by-laws of the Company or, to the best of our knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any Offeror of its obligations under any Operative Instruments to which such Offeror is a party or, in the case of the Trust, for the performance of its obligations under the Declaration of Trust, except such as (i) have been obtained or (ii) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities by the Underwriters;

        (s) the statements (i) in the Prospectus under the captions "Description of the Capital Securities," "Description of Junior Subordinated Debentures", "Description of Guarantee," "Certain ERISA Considerations," "Certain Federal Income Tax Consequences, "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" and "Underwriters", (ii) in the Registration Statement in Item 15, (iii) in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 under the captions "[ ]" and "[ ]", and (iv) in the Company's proxy statement dated [ ], 1999 under the captions "[ ]" and "[ ]", in each case insofar as such statements constitute summaries of the legal matters, Operative

     Instruments and other documents and proceedings referred to therein, fairly summarize the matters referred to therein in all material respects; [To be appropriately revised]

        (t) after due inquiry, we do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus or any of the documents incorporated or deemed to be incorporated by reference therein that are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or any of the documents incorporated or deemed to be incorporated by reference therein or to be filed or incorporated by reference as exhibits to the Registration Statement or any of the documents incorporated or deemed to be incorporated by reference therein that are not described, filed or incorporated as required; and after due inquiry, we do not know of any legal or governmental proceedings pending or threatened to which the Trust is a party or to which any of the properties of the Trust is subject;

        (u) neither of the Offerors is or, after giving effect to the issuance and sale of the Capital Securities and the Common Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

        (v) The Company and its subsidiaries (A) are in compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

        (w) the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data included therein, as to which we have not been called upon to express any opinion) comply as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder;

        (x) each document filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data included therein, as to which we have not been called upon to express an opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder;

     In addition, Manatt, Phelps & Phillips LLP shall state that they have participated in conferences with officers and other representatives of the Company, the Administrative Trustees of the Trust, representatives of the independent accountants of the Company, and representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus (in each case including the documents incorporated or deemed to be incorporated by reference therein) and related matters were discussed and, although Manatt, Phelps & Phillips LLP is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof, except as stated in paragraph [(s)] above, on the basis of the foregoing, nothing has come to the attention of Manatt, Phelps & Phillips LLP that has led such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no belief with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement and the Prospectus.

     Such counsel shall state that, in rendering the opinions set forth in paragraphs [(b), (g), (i), (m), (n), (o) and (q) (solely insofar as the opinions set forth in such paragraphs concern matters relating to the Trust or the Declaration of Trust) above, such counsel has relied, as to matters governed by or arising under the laws of the State of Delaware (other than the DGCL), upon the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, delivered to the Underwriters pursuant to Section 5(d) of the Underwriting Agreement. In addition, in rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, Administrative Trustees of the Trust and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991)

                                                                       EXHIBIT B



                   Opinion of Richards, Layton & Finger, P.A.
                   ------------------------------------------

        (a) the Trust has been duly organized and is validly existing as a business trust in good standing under the laws of the State of Delaware and has the power and authority to own its property and to conduct its business as described in the Prospectus;

        (b) the Trust has the power and authority to enter into each of the Operative Instruments to which it is a party and to perform and comply with its obligations thereunder and under the Declaration of Trust;

        (c) the Underwriting Agreement has been duly authorized, executed and delivered by the Trust;

        (d) assuming that the Declaration of Trust has been duly authorized by the Company and the Trustees, the Declaration of Trust has been duly executed and delivered by the Company and the Trustees and is a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

        (e) the Capital Securities have been duly authorized by the Declaration of Trust; the Capital Securities have been duly executed by the Trust and, when authenticated in accordance with the provisions of the Declaration of Trust and delivered to and paid for by the Underwriters in accordance with the provisions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to benefits of the Declaration of Trust, and the issuance of the Capital Securities is not subject to any preemptive or similar rights; and holders of the Capital Securities will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the DGCL;

        (f) the Common Securities have been duly authorized by the Declaration of Trust; the Common Securities have been duly executed by the Trust and, when delivered to and paid for by the Company in accordance with the terms of the Subscription Agreement, will be validly issued and, except as otherwise provided in Section [10.1] of the Declaration of Trust, fully paid and non-assessable undivided beneficial ownership interests in the assets of the Trust, and the issuance of the Common Securities is not subject to any preemptive or similar rights;

        (g) after giving effect to the issuance of the Common Securities, all of the issued and outstanding Common Securities will be owned of record by the Company, free and clear, to the best of our knowledge, of all liens, encumbrances, equities or claims, except for restrictions on transfer set forth in the Declaration of Trust;

        (h) the Subscription Agreement and the Debenture Subscription Agreement have been duly authorized, executed and delivered by the Trust and are valid and binding agreements of the Trust, enforceable against the Trust in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

        (i) the execution and delivery by the Trust of, and the performance by the Trust of its obligations under, the Operative Instruments to which the Trust is a party and the performance by the Trust of its obligations under the Declaration of Trust do not and will not contravene any provision of applicable law or the Declaration of Trust, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Trust of its obligations under any Operative Instruments to which the Trust is a party or under the Declaration of Trust, except such as (i) have been obtained or (ii) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities by the Underwriters;

        (j) the statements in the Prospectus under the captions "[]" and "[]", in each case insofar as such statements constitute summaries of the legal matters and Operative Instruments and other documents referred to therein, fairly summarize the matters referred to therein in all material respects; [To be appropriately revised]

     Such counsel shall state that Manatt, Phelps & Phillips LLP and Brown & Wood llp may rely, in rendering their respective opinions pursuant to the Underwriting Agreement, upon the opinion of such Delaware counsel as if such opinion were addressed to them. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, Administrative Trustees of the Trust and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991)

                                                                       EXHIBIT C



                        Opinion of Donald E. Royer, Esq.
                        --------------------------------

        (a) Each Subject Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the issued and outstanding shares of capital stock of each Subject Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record, directly or indirectly, by the Company, free and clear, to the best of my knowledge, of all liens, encumbrances, equities or claims;

        (b) after due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus or any of the documents incorporated or deemed to be incorporated by reference therein that are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or any of the documents incorporated or deemed to be incorporated by reference therein or to be filed or incorporated by reference as exhibits to the Registration Statement or any of the documents incorporated or deemed to be incorporated by reference therein that are not described or filed as required; and after due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Trust is a party or to which any properties of the Trust is subject;

        (c) The Company and its subsidiaries (A) are in compliance with all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, Administrative Trustees of the Trust, representatives of the independent accountants of the Company, and representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus (in each case including the documents incorporated or deemed to be incorporated by reference therein) and related matters were discussed and, although he is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof, on the basis of the foregoing, nothing has come to his attention that has led him to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no belief with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement and the Prospectus.

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company, Administrative Trustees of the Trust and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991)

                                                                       EXHIBIT D



                                  Opinion of []
                                  -------------


        (a) Wilmington Trust Company ("Wilmington") is a [] with trust powers, duly organized, validly existing and in good standing under the laws of [], with all necessary corporate power and authority to execute and deliver, and to carry out and perform its obligations under, the Declaration of Trust, the Indenture and the Capital Securities Guarantee Agreement;

        (b) the Declaration of Trust has been duly authorized, executed and delivered by Wilmington in its capacity as property trustee (the "Property Trustee") and Delaware trustee (the "Delaware Trustee") thereunder and constitutes a valid and binding obligation of the Property Trustee and the Delaware Trustee, enforceable against the Property Trustee and the Delaware Trustee in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

        (c) The Indenture has been duly authorized, executed and delivered by Wilmington in its capacity as trustee thereunder (the "Indenture Trustee") and constitutes a valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

        (d) The Capital Securities Guarantee Agreement has been duly authorized, executed and delivered by Wilmington in its capacity as trustee thereunder (the "Guarantee Trustee") and constitutes a valid and binding agreement of the Guarantee Trustee, enforceable against the Guarantee Trustee in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

        (e) the execution, delivery and performance of the Declaration of Trust by the Property Trustee and the Delaware Trustee, the Indenture by the Indenture Trustee and the Capital Securities Guarantee Agreement by the Guarantee Trustee do not conflict with or constitute a breach of the charter or by-laws of Wilmington;

        (f) no consent, approval or authorization of, or registration with or notice to, any federal or Delaware state banking authority is required for the execution, delivery or performance by the Property Trustee or the Delaware Trustee of the Declaration of Trust, by the Indenture Trustee of the Indenture or by the Guarantee Trustee of the Capital Securities Guarantee Agreement.

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of Wilmington and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       EXHIBIT E



                              Subject Subsidiaries
                              --------------------



Name
----                                Jurisdiction of Incorporation
                                    -----------------------------

                                      E-1